EXHIBIT 1


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                              702.362.0540 (fax)


February 7, 2002

Securities and Exchange Commission
Washington, DC 20549

Gentlemen/Madams:

I was previously principal accountant for Intrac, Inc. (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2000. Effective February 1, 2002, my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K dated February 1, 2002, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Chaifetz & Schreiber P.C. was not engaged regarding any matter requiring disclosure under Regulation S-K,
Item 304(a)(2).

Sincerely,

/s/ G. Brad Beckstead

G. Brad Beckstead, CPA